Exhibit 6.2

SECURITIES PURCHASE AGREEMENT

This Agreement dated effective the 1st day of January, 2019.

BETWEEN:

MICHAEL BOSHART

(the “Vendor”)

OF THE FIRST PART

AND:

ZENLEAF, LLC,

(the “Purchaser”)

OF THE SECOND PART

WHEREAS the Vendor wishes to transfer all of the issued and outstanding units (the “Units”) of PBI Design LLC (the “Company”) to the Purchaser and the Purchaser wishes to acquire the Units on the terms and conditions herein.

THIS AGREEMENT WITNESSES THAT in consideration of the premises and mutual covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

PURCHASE AND SALE OF SHARES

1.	For good and valuation consideration, the Vendor hereby transfers to the Purchaser all right, title and interest in the Unit on the date of this Agreement.

REPRESENTATIONS AND WARRANTIES OF THE VENDOR

2.	The Vendor represents and warrants to the Purchaser as follows, and acknowledges that the Purchaser is relying upon such covenants, acknowledgements, representations and warranties in connection with the purchase by the Purchaser of the Shares:

(a)	The Vendor is the legal, beneficial and recorded owner of the Shares, with good and marketable title thereto, free and clear of all mortgages, liens, charges, security interests, adverse claims, pledges, encumbrances and demands whatsoever.

(b)	No person, firm or corporation has any agreement or option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option for the purchase of any of the Units from the Vendor.

(c)	The Vendor have full power, capacity and authority to enter into this Agreement on the terms and conditions set forth herein, and this Agreement constitutes, and all other documents required to be executed and delivered by the Vendor will, when executed constitute, a valid and legally binding obligation of the Vendor, enforceable in accordance with their terms, except (i) as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the enforcement of creditors’ rights generally, and (ii) as may be limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

MISCELLANEOUS

3.	This Agreement contains the entire agreement of the parties relating to the subject matter hereof.

4.	This Agreement supersedes any prior written or oral agreements or understandings between the parties relating to the subject matter hereof.

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5.	No modification or amendment of this Agreement shall be valid unless in writing and signed by or on behalf of the parties hereto.

6.	A waiver of the breach of any term or condition of this Agreement shall not be deemed to constitute a waiver of any subsequent breach of the same or any other term or condition.

7.	This Agreement shall be governed by and construed in accordance with the laws of the state of California and shall be subject to the approval of all securities regulatory authorities having jurisdiction

8.	This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. If any provision of this Agreement, or the application thereof to any person or circumstance, shall, for any reason and to any extent, be held invalid or unenforceable, such invalidity and unenforceability shall not affect the remaining provisions hereof and the application of such provisions to other persons or circumstances, all of which shall be enforced to the greatest extent permitted by law.

9.	This Agreement may be executed in one or more counterparts, each of which so executed shall constitute an original and all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date first written above.

/s/ Michael Boshart
MICHAEL BOSHART

ZENLEAF LLC

By:	/s/ Michael Boshart
Authorized Signatory

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